UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2009

PROSPECT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 Galleria Court, Suite 318, Naples, Florida	34109
(Address of Principal Executive Offices)	(Zip Code)

(239) 254-4481

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 22, 2009, Prospect Acquisition Corp. (“Prospect”) entered into Amendment No. 1 (“Amendment No. 1”) to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Prospect, KW Merger Sub Corp., a wholly-owned subsidiary of Prospect (“Merger Sub”) and Kennedy-Wilson, Inc. (“Kennedy-Wilson”), pursuant to which Merger Sub will merge (the “Merger”) with and into Kennedy-Wilson, with Kennedy-Wilson continuing as the surviving corporation and a wholly-owned subsidiary of Prospect.

Pursuant to Amendment No. 1 (i) the number of shares to be reserved pursuant to the combined company’s 2009 Equity Participation Plan was reduced from 4,000,000 shares to 2,475,000 shares, (ii) the number of shares to be forfeited by the Prospect founders was increased from 2,575,000 shares to 4,750,000 shares so that they would now retain 1,500,000 shares and (iii) the number of shares to be issued to DeGuardiola Holdings, Inc. was reduced from 375,000 shares to 250,000 shares.

On October 26, 2009, Prospect entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”).  Pursuant to Amendment No. 2, the Prospect Warrant Agreement Amendment to be presented to the Prospect warrant holders at the special meeting of warrantholders will be revised to provide that, in the event that holders of in excess of 50%, or 12,500,000 (the “Warrant Limit”) of the Prospect warrants held by Prospect warrantholders other than the Prospect sponsors (the “Public Warrants”) elect to receive an amended and restated Prospect warrant, a pro rata portion of the Public Warrants and the sponsor warrants, totaling such excess over the Warrant Limit, will automatically be converted into the right to receive a cash amount of $0.55 per warrant.

Item 7.01 Regulation FD Disclosure

On September 11, 2009, Prospect began meeting with investors to discuss the Merger and the Merger Agreement. A copy of the September investor presentation was furnished on the Current Report on Form 8-K filed on September 11, 2009. A copy of the second investor presentation used in meetings with investors was furnished on the Current Report on Form 8-K filed on October 2, 2009.  A copy of the third investor presentation to be used in meetings with investors is furnished as Exhibit 99.1 to this report.

The information attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference in any filing under the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events

As disclosed herein, on October 22, 2009, Prospect entered into Amendment  No. 1 and on October 26, 2009, Prospect entered into Amendment No. 2.  Amendment No. 1 and Amendment No. 2 are filed herewith as Exhibits 10.1 and 10.2, respectively.

As noted above, Prospect and Kennedy-Wilson intend to meet with investors to discuss the Merger and the Merger Agreement.  A copy of the third investor presentation to be used in such meetings is furnished as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit 10.1	Amendment No. 1 to Agreement and Plan of Merger dated as of October 22, 2009, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

	Exhibit 10.2	Amendment No. 2 to Agreement and Plan of Merger dated as of October 26, 2009, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

	Exhibit 99.1	Investor Presentation dated October 2009

Where to Find Additional Information

Prospect has filed with the SEC a registration statement, which contains a prospectus relating to the securities Prospect intends to issue in the proposed Merger, and a preliminary proxy statement in connection with the proposed Merger and intends to mail a definitive proxy statement and other relevant documents to Prospect stockholders. Stockholders of Prospect and other interested persons are advised to read Prospect’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Prospect’s solicitation of proxies for the special meeting to be held to approve the Merger because these proxy statements will contain important information about Kennedy-Wilson, Prospect and the proposed Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Prospect Acquisition Corp., 9130 Galleria Court, Suite 318, Naples, FL 34109, telephone (239) 254-4481.

Prospect and its directors and officers may be deemed participants in the solicitation of proxies from Prospect’s stockholders. A list of the names of those directors and officers and descriptions of their interests in Prospect is contained in Prospect’s prospectus dated November 14, 2007, which is filed with the SEC, and will also be contained in Prospect’s definitive proxy statement when it becomes available. Prospect’s stockholders may obtain additional information about the interests of its directors and officers in the Merger by reading Prospect’ proxy statement when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009	PROSPECT ACQUISITION CORP.

	By:	/s/David Minella
Name: David Minella
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Agreement and Plan of Merger dated as of October 22, 2009, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

10.2	Amendment No. 2 to Agreement and Plan of Merger dated as of October 26, 2009, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.

99.1	Investor Presentation dated October 2009